                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 66                                 Trade Date: 05/05/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 05/08/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 6, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFQ2              $3,478,000.00              3.00%                 11/15/08                 100%





    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption        (including the redemption price)
    ----------------        -----------------    ------------------------      --------------------------------
        6/15/03                    Yes                    Yes                            100% 05/15/04
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,441,481.00             $36,519.00                $1.75             ABN AMRO Financial
                                                                             Services, Inc.
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